LCC Contact:
Nancy Feeney
Director of Marketing Communications
and External Relations
Nancy_feeney@lcc.com
+1.703.873.2077

LCC INTERNATIONAL RECEIVES COMPLIANCE NOTICE FROM NASDAQ

MCLEAN, VA – July 1, 2008 — LCC International, Inc. (NASDAQ: LCCI) today announced that the Company has received notice from The Nasdaq Stock Market that it is now compliant with Marketplace Rule 4310(c)(14). The notice follows the Company’s successful filing on June 27, 2008 of its Form 10-Q for the quarter ended March 31, 2008 with the Securities and Exchange Commission. As such, Nasdaq formally notified the Company that the previously disclosed hearing scheduled before the Nasdaq Listing Qualifications Panel is now moot and that its filing delinquency is cured. This matter is now closed and the Company’s securities will continue to be listed on The Nasdaq Global Market.

About LCC International, Inc.
LCC International is the recognized leader in providing wireless voice and data turn-key services to the telecommunications industry. The Company’s service offering includes network services, business consulting, tools-based solutions; and training through its world-renowned Wireless Institute. The Company has worked with all major access technologies (including UMTS, EV-DO, HSDPA and WiMAX) and has participated in the success of some of the most sophisticated wireless systems in the world. LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. The Company brings local knowledge and global capabilities to its customers, offering innovative solutions, insight into cutting-edge developments and delivering solutions that increase business efficiencies. News and additional information are available at www.lcc.com.

Cautionary Note regarding forward-looking statements under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding LCC’s expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to LCC as of the date of this release, which may change, and LCC assumes no obligation to update any such forward-looking statement. These statements are not guarantees. Factors that could cause or contribute to differences from such expectations include, but are not limited to risks associated with international operations, challenges and costs arising from integration of new operations and other factors that may affect our business are discussed in LCC’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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